UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vuzix Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3392453 (I.R.S. Employer identification No.)

25 Hendrix Road

West Henrietta, New York 14586

 (Address of principal executive offices) (Zip Code)

Vuzix Corporation 2014 Equity Incentive Plan

(Full title of the plan)

Paul Travers

Chief Executive Officer

Vuzix Corporation

25 Hendrix Road

West Henrietta, New York 14586

(Name and address of agent for service)

585-359-5900

(Telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

 Jeff Cahlon, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Phone: 212- 930-9700

Fax: 212-930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value (2)	11,140,680	$13.95	$155,412,486	(3)	$16,956

Total	11,140,680		$155,412,486	(3)	$16,956

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares issued or issuable pursuant to the Vuzix Corporation 2014 Equity Incentive Plan.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low price as reported on the NASDAQ Capital Market on February 9, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1.            Plan Information.

Vuzix Corporation will provide each participant (the “Recipient”) with documents that contain information related to the Vuzix 2014 Equity Incentive Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Vuzix Corporation

25 Hendrix Road

West Henrietta, New York 14586

Attention: Corporate Secretary

Telephone: 585-359-5900

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

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REOFFER PROSPECTUS

Vuzix Corporation

4,085,103 Shares of Common Stock

This reoffer prospectus relates to the sale of 4,085,103 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account, consisting of 1,543,979 shares issued pursuant to our 2014 Equity Incentive Plan and 2,541,124 shares issuable upon exercise of options issued under our 2014 Equity Incentive Plan. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “VUZI”. The last reported sale price of our common stock on the NASDAQ Capital Market on February 9, 2021, was $13.95 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 5 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2021.

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this prospectus, the “Company,” “we,” “us” and “our” refer to Vuzix Corporation and its wholly-owned subsidiary.

Company Overview

We are engaged in the design, manufacture, marketing and sale of wearable computing devices and augmented reality wearable display devices also referred to as head mounted displays (or HMDs, but also known as HUDs or near-eye displays), in the form of Smart Glasses and Augmented Reality (AR) glasses. Our wearable display devices are worn like eyeglasses or attach to a head-worn mount. These devices typically include cameras, sensors, and a computer that enable the user to view, record and interact with video and digital content, such as computer data, the Internet, social media or entertainment applications. Our wearable display products integrate micro-display technology with our advanced optics to produce compact high-resolution display engines, less than half an inch diagonally, which when viewed through our smart glasses products create virtual images that appear comparable in size to that of a computer monitor or a large-screen television.

With respect to our Smart Glasses and AR products, we are focused on the enterprise, industrial, commercial, security, first responder, medical markets, and to a lesser degree defense markets. We also provide custom solutions and engineering services to third parties, including OEMs, of waveguides to enable fully integrated wearable display systems, including head mounted displays to commercial, industrial and defense customers. We do not offer “works for hire” services but rather offer our services in ways that could result in advancing our technology or lead to a long-term supply or OEM relationship.

All of the mobile display and wearable and mobile electronics markets in which we compete, including mobile and wearable displays and electronics, have been and continue to be subject to consistent and rapid technological change over the last decade, with ever greater capabilities and performance and, in many cases, including the rapid adoption of tablets and mobile devices with larger screen sizes and improved display resolutions, as well as declining prices on mobile phones and other computing devices. As a result, we must continue to improve our products’ performance and lower our costs. We believe our intellectual property portfolio gives us a leadership position in the design and manufacturing of micro-display projection engines, waveguides, mechanical packaging, ergonomics, and optical systems.

Our principal executive offices are located at 25 Hendrix Road, West Henrietta, New York 14586. Our telephone number is (585) 359-5900. We maintain an Internet website at www.vuzix.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

About This Offering

This offering relates to the resale by the selling stockholders of up to 4,085,103 shares of common stock issued or issuable upon exercise of options issued pursuant to grants made pursuant to our 2014 Equity Incentive Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC

You should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019. Except as set forth below, there have been no material changes from those risk factors. The risks discussed in our 2019 annual report and described below could materially affect our business, financial condition and future results.

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The COVID-19 pandemic may negatively affect our business.

The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. The continuing impacts of COVID-19 are highly unpredictable and could be significant, and may have an adverse effect on our business, operations and future financial performance.

The impact of the pandemic on our business, operations and future financial performance could include, but is not limited to, that:

•	We may experience significant supply chain constraints such that we cannot procure the component parts necessary for manufacturing our Smart Glasses and Waveguide and Display engine solutions.

•	We may experience delays in our product development and new product introductions into the market.

•	The rapid and broad-based shift to a remote working environment creates inherent productivity, connectivity, and oversight challenges.

•	Volatility in the equity markets could affect the value of our equity to shareholders and have an impact on our ability to raise capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	trends in our operating expenses, including personnel costs, research and development expense, sales and marketing expense, and general and administrative expense;

•	the effect of competitors and competition in our markets;

•	our wearable products and their market acceptance and future potential;

•	our ability to develop, timely introduce and effectively manage the introduction of new products and services or improve our existing products and services;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	our ability to attract and retain customers;

•	our ability to accurately forecast consumer demand and adequately manage inventory;

•	our ability to deliver an adequate supply of product to meet demand;

•	our ability to maintain and promote our brand and expand brand awareness;

•	our ability to detect, prevent, or fix defects in our products;

•	our reliance on third-party suppliers, contract manufacturers and logistics providers and our limited control over such parties;

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•	trends in revenue, costs of revenue, and gross margin and our possible or assumed future results of operations;

•	our ability to attract and retain highly skilled employees;

•	the impact of foreign currency exchange rates;

•	the effect of future regulations;

•	the sufficiency of our existing cash and cash equivalent balances and cash flow from operations to meet our working capital and capital expenditure needs for at least the next 12 months;

•	our ability to obtain additional financing, if needed or on acceptable terms; and

•	general market, political, economic and business conditions.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

 This offering relates to the resale by the selling stockholders of up to 4,085,103 shares of common stock issued or issuable upon exercise of options issued pursuant to grants made pursuant to our 2014 Equity Incentive Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. Except as otherwise indicated, the selling stockholders are past or present employees or consultants of the Company. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 55,703,400 shares of common stock outstanding on February 10, 2021.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portion of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will actually be held by the selling stockholders upon the termination of the offering. Selling stockholders may choose not to sell any of the shares of common stock registered herein.

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		Number of Shares Offered (1)
Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Common Stock	Stock Options	Total Shares Offered	Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Abigail Kennedy	11,000	-	11,000	11,000	-	0%
Adalberto Perez Reyes	24,356	7,356	17,000	24,356	-	0%
Adam Gogolski	20,000	-	20,000	20,000	-	0%
Adrienne Vidal	266	266	-	266	-	0%
Alcira Carvajal-Denney	5,000	-	5,000	5,000	-	0%
Alexander Ruckdeaschel (2)	179,813	130,147	30,000	160,147	19,666	*
Ana Rodriguez	8,000	-	8,000	8,000	-	0%
Andrew Virgin	5,000	-	5,000	5,000	-	0%
Andrew Wen	48,462	13,462	35,000	48,462	-	0%
Andrey Dyakiv	14,000	-	14,000	14,000	-	0%
Awilda Ayala	5,000	-	5,000	5,000	-	0%
Barry Magenya	16,923	1,923	15,000	16,923	-	0%
Benjamin Taber	58,155	28,155	30,000	58,155	-	0%
Brendan Merna	19,603	6,603	13,000	19,603	-	0%
Brent Keller	60,026	20,026	40,000	60,026	-	0%
Brian Calus	55,000	-	55,000	55,000	-	0%
Brian Degus (3)	21,445	2,612	17,500	20,112	1,333	*
Brian Ford	20,000	-	20,000	20,000	-	0%
Brian Mentz	30,000	-	30,000	30,000	-	0%
Chris Baudouin	10,000	-	10,000	10,000	-	0%
Chris Bryson	15,000	-	15,000	15,000	-	0%
Chris McCrackan	8,000	-	8,000	8,000	-	0%
Chris Semrau	3,000	-	3,000	3,000	-	0%
Christian Laganga	23,410	6,410	17,000	23,410	-	0%
Chuanhong Zhou	54,332	20,582	33,750	54,332	-	0%
Cody O'Connor	26,277	7,277	19,000	26,277	-	0%
Colleen DiVincenzo	22,808	4,808	18,000	22,808	-	0%
Craig Travers	155,552	19,977	75,000	94,977	60,575	*
Dale Winkler (4)	22,833	-	21,500	21,500	1,333	*
David Lock	57,941	12,941	45,000	57,941	-	0%
Deanna Liberatore	33,160	5,160	28,000	33,160	-	0%
Devrin Talen	55,000	-	55,000	55,000	-	0%
Doug Caswell	60,000	-	60,000	60,000	-	0%
Edward Kay (5)	140,474	105,474	-	105,474	35,000	*
Edward McGregor	77,115	22,115	55,000	77,115	-	0%
Erica Stadtmiller	8,000	-	8,000	8,000	-	0%
Gary VanCamp	13,429	10,819	2,000	12,819	610	*
Grant Russell (6)	1,157,205	296,389	115,000	411,389	745,816	1%
Greg Moens	19,707	4,707	15,000	19,707	-	0%
Ian Ober	22,000	-	22,000	22,000	-	0%
Iris Arroyo	5,000	-	5,000	5,000	-	0%
Iris Cruz	8,000	-	8,000	8,000	-	0%

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Jeffrey Lange	38,913	11,913	27,000	38,913	-	0%
Joe Martin	27,000	-	27,000	27,000	-	0%
John Consolie	22,000	-	22,000	22,000	-	0%
John Marcelletti	41,410	6,410	35,000	41,410	-	0%
Keiichiro Fujii	89,747	29,747	60,000	89,747	-	0%
Kevin Fosdick	29,000	-	29,000	29,000	-	0%
Kevin Lloyd	23,071	11,071	12,000	23,071	-	0%
Khokle Htoo	17,212	2,212	15,000	17,212	-	0%
Kristin Evenski	5,000	-	5,000	5,000	-	0%
Kristine Donato	13,000	-	13,000	13,000	-	0%
Lauryn Acquilano	5,000	-	5,000	5,000	-	0%
Malcolm Davidson	45,769	8,769	37,000	45,769	-	0%
Marianne Campbell	24,198	7,198	17,000	24,198	-	0%
Mark Pangrazio	32,833	5,833	27,000	32,833	-	0%
Masakazu Kobayashi	15,131	5,131	10,000	15,131	-	0%
Matthew Margolis	122,051	42,051	80,000	122,051	-	0%
Meena Koirala	5,000	-	5,000	5,000	-	0%
Michael Hallett	61,927	30,260	31,667	61,927	-	0%
Michael Scott (7)	41,333	5,000	20,000	25,000	16,333	*
Michal Blanding	10,000	-	10,000	10,000	-	0%
Mitch Knoebel	19,000	-	19,000	19,000	-	0%
Motohiro Kashiwa	22,000	-	22,000	22,000	-	0%
Nathaniel Bank	99,744	27,244	72,500	99,744	-	0%
Paul Travers (8)	2,817,863	320,899	90,000	410,899	2,406,964	4%
Prathyusha Gottu	30,000	-	30,000	30,000	-	0%
Richard Falcone	27,175	9,675	17,500	27,175	-	0%
Robert Gray	40,321	12,821	27,500	40,321	-	0%
Robert Orr	81,635	21,635	60,000	81,635	-	0%
Robert Pille	16,421	5,921	10,500	16,421	-	0%
Robert Schultz (9)	96,569	236	95,000	95,236	1,333	*
Roberta Preston	6,000	-	6,000	6,000	-	0%
Russ Page	25,000	-	25,000	25,000	-	0%
Sean Sullivan	35,000	-	35,000	35,000	-	0%
Shane Porzio	135,843	17,843	118,000	135,843	-	0%
Shaun Crisafulli	3,000	-	3,000	3,000	-	0%
Shen-Fang Cheng	46,968	11,968	35,000	46,968	-	0%
Steve McGrew	30,926	25,000	-	25,000	5,926	*
Steven Brown	20,000	-	20,000	20,000	-	0%
Steven Mattoon	36,827	11,827	25,000	36,827	-	0%
Steven Ward	121,732	8,945	70,000	78,945	42,787	*

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Thomas Hasselberg	9,445	1,445	8,000	9,445	-	0%
Timothy Harned (10)	110,147	95,147	-	95,147	15,000	*
Tom Seketa	22,000	-	22,000	22,000	-	0%
Tyler Porter	86,608	27,608	59,000	86,608	-	0%
Victor Jimenez Dalgado	33,800	11,800	22,000	33,800	-	0%
Vincent Smith	8,000	-	8,000	8,000	-	0%
Warren Russell	61,662	29,412	32,250	61,662	-	0%
Wilfred Victoria	44,559	7,059	37,500	44,559	-	0%
William Forleo	10,000	-	10,000	10,000	-	0%
Xionix Robles	5,000	-	5,000	5,000	-	0%
Xun Zhang	12,446	2,446	10,000	12,446	-	0%
Yessenia Matos	8,000	-	8,000	8,000	-	0%
Zach Gastin	15,000	-	15,000	15,000	-	0%
Zachary Smith	17,244	2,244	15,000	17,244	-	0%

* Less than 1%.

(1) Represents shares of company common stock and incentive stock option awards issued under the company’s 2014 Equity Incentive Plan.

(2) Includes 19,666 shares issuable upon exercise of options issued under our 2009 Equity Incentive Plan. Mr. Ruckdeaschel is a member of the Company’s Board of Directors.

(3) Includes 1,333 shares issuable upon exercise of options issued under our 2009 Equity Incentive Plan.

(4) Includes 1,333 shares issuable upon exercise of options issued under our 2009 Equity Incentive Plan.

(5) Mr. Kay is a member of the Company’s Board of Directors.

(6) Mr. Russell is the Chief Financial Officer of the Company and a member of the Board of Directors.

(7) Includes 16,333 shares issuable upon exercise of options issued under our 2009 Equity Incentive Plan.

(8) Mr. Travers is the Chief Executive Officer of the Company and a member of the Board of Directors.

(9) Includes 1,333 shares issuable upon exercise of options issued under our 2009 Equity Incentive Plan.

(10) Mr. Harned is a member of the Company’s Board of Directors.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

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Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on the NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

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Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Vuzix Corporation as of and for the years ended December 31, 2019 and December 31, 2018 appearing in Vuzix Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Freed Maxick CPAs, P.C., as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 11, 2020;

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•	our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the SEC on August 10, 2020;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 9, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 20, 2020, April 22, 2020, May 6, 2020, May 12, 2020, May 15, 2020, May 15, 2020, June 24, 2020, September 9, 2020, September 10, 2020, November 16, 2020, January 20, 2021, January 22, 2021, and January 29, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2020; and

•	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on January 26, 2015 (File No. 001-35955), including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Disclosure Of Commission Position On Indemnification

For Securities Act Liabilities

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and By-Laws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 11, 2020;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the SEC on August 10, 2020;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 9, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 20, 2020, April 22, 2020, May 6, 2020, May 12, 2020, May 15, 2020, May 15, 2020, June 24, 2020, September 9, 2020, September 10, 2020, November 16, 2020, January 20, 2021, January 22, 2021, and January 29, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2020; and

•	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on January 26, 2015 (File No. 001-35955), including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

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Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Certificate of Incorporation and By-Laws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Vuzix Corporation 2014 Equity Incentive Plan (incorporated by reference to Schedule 14A filed with the SEC on April 30, 2014, as amended)
23.1	Consent of Freed Maxick CPAs, P.C.
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

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Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Henrietta, State of New York, on February 10, 2021.

Vuzix Corporation

By:	/s/ Paul Travers
Paul Travers
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Grant Russell
Grant Russell
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoint Paul Travers and Grant Russell as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Paul Travers	February 10, 2021
Paul Travers
Chief Executive Officer and Director (principal executive officer)

/s/ Grant Russell	February 10, 2021
Grant Russell
Chief Financial Officer (principal financial and accounting officer)

/s/ Edward Kay	February 10, 2021
Edward Kay
Director

/s/ Alexander Ruckdaeschel	February 10, 2021
Alexander Ruckdaeschel
Director

/s/ Timothy Harned	February 10, 2021
Timothy Harned
Director

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